Senesco Technologies Reports Second Quarter of Fiscal Year 2014 Financial Results

BRIDGEWATER, N.J. (May 9, 2014) – Senesco Technologies, Inc. ("Senesco" or the "Company") (OTCQB: SNTI) today announced financial results for the three months ended March 31, 2014 (“Third Quarter 2014”).

Fiscal Third Quarter and Recent Highlights

•	The Company opened two new sites in the Republic of South Africa at Pretoria East Hospital and Groote Schuur Hospital in Cape Town.
•	Treatment of the first patient in South Africa was initiated in Senesco’s Phase 1b/2a clinical study of its product candidate, SNS01-T.
•	The Company paid off the outstanding balance of $2.2 million and cancelled its $3.0 million line of credit with JMP Securities.

•	The Company received $4.0 million from the exercise of warrants.

•	The publication in the peer-reviewed journal Molecular Therapy, the official journal of the American Society for Gene & Cell Therapy, of new results from placebo-controlled, non-clinical studies of its therapeutic candidate, SNS01-T, in models of B-cell cancers that show synergy in combination with the active components of Revlimid and Velcade.

“We are pleased to have opened two sites in South Africa, which we expect will provide access to a broader population of myeloma and lymphoma patients.” stated Leslie J. Browne, Ph.D, President and Chief Executive Officer of Senesco “We are also pleased to have received a cash infusion of approximately $4.0 million from the exercise of warrants, which was used in part to pay off and cancel the line of credit with JMP Securities. Relative to our previously announced transaction with Fabrus, we will disclose the outcome as soon as negotiations are completed or terminated.”

Third Quarter 2014 Financial Results

Research and development expenses for the Third Quarter 2014 were $875,213, compared with $492,850 for the Third Quarter 2013, a 77.6% increase. The increase was primarily due to an increase in costs incurred in connection with the development of the Company’s drug candidate, SNS01-T, for multiple myeloma due to the timing of patient recruitment and the addition of new sites, which was partially offset by a decrease in the cost associated with the research contract with the University of Waterloo.

General and administrative expenses were $1,253,730 for the Third Quarter 2014 compared with $551,424 for the Third Quarter 2013, a 127.4% increase. The increase was primarily due to an increase in professional fees related to a potential acquisition, stock based compensation and investor relations costs.

The loss applicable to common shares for the Third Quarter 2014 was $5,024,265 or $0.87 per share compared with a loss applicable to common shares for the Third Quarter 2013 of $986,719 or $0.68 per share.

As of March 31, 2014, the Company had cash and cash equivalents in the amount of $6,198,027, compared to cash and cash equivalents of $1,602,294, as of June 30, 2013.

Senesco has initiated a Phase 1b/2a clinical study for its drug candidate, SNS01-T, in multiple myeloma, and multiple non-Hodgkins B-cell including diffuse large B-cell lymphoma and mantle cell lymphoma patients. Patients are currently being treated in the fourth cohort of the trial. The Company plans to fund research and development and commercialization activities by utilizing its current cash balance and investments, through the placement of equity and / or debt instruments, by achieving milestones set forth in current licensing agreements, and through the execution of additional licensing agreements. The Company believes that it has sufficient cash on hand to maintain operations at least through March 31, 2015.

About Senesco Technologies, Inc.

Senesco Technologies is a clinical-stage biotech company specializing in cancer therapeutics. Its proprietary gene regulation technology has demonstrated the ability to eliminate cancerous cells and protect healthy cells from premature death. The Company is currently in a phase 1b/2a trial with a product that treats B-cell cancers, which include multiple myeloma, chronic lymphocytic leukemia, and non-Hodgkin’s B-cell lymphomas. The technology was developed over the last 15 years through the discovery that the genetic pathway for cell growth control is common to both plants and humans. For more information, please visit Senesco.com or connect with us on Facebook, Twitter, LinkedIn and Google+.

About SNS01-T

SNS01-T is a novel approach to cancer therapy that is designed to selectively trigger apoptosis in B-cell cancers such as multiple myeloma, and, mantle cell and diffuse large B-cell lymphomas. Senesco is the sponsor of the Phase 1b/2a study that is actively enrolling patients at Mayo Clinic in Rochester, MN, the University of Arkansas for Medical Sciences in Little Rock, the Mary Babb Randolph Cancer Center in Morgantown, WV, the John Theurer Cancer Center at Hackensack University Medical Center in Hackensack, NJ, the Seattle Cancer Care Alliance in Seattle, WA, and, the Pretoria East Hospital, in Pretoria and the Groote Schuur Hospital in Cape Town, South Africa. http://www.clinicaltrials.gov/ct2/show/NCT01435720?term=SNS01-T&rank=1

Forward-Looking Statements

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the Company’s ability to continue as a going concern; the Company’s ability to recruit patients for its clinical trial; the ability of the Company to consummate additional financings; the development of the Company’s gene technology; the approval of the Company’s patent applications; the current uncertainty in the patent landscape surrounding small inhibitory RNA and the Company’s ability to successfully defend its intellectual property or obtain the necessary licenses at a cost acceptable to the Company, if at all; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company's license agreements; the acceptance by the market of the Company’s products; the timing and success of the Company’s preliminary studies, preclinical research and clinical trials; competition and the timing of projects and trends in future operating performance, the quotation of the Company’s common stock on an over-the-counter securities market, the Company’s ability to execute a transaction with Fabrus, Inc., as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:

Dave Gentry

RedChip Companies, Inc.
Tel: 1-800-RED-CHIP (733-2447), ext. 104

Email: info@redchip.com

Joel Brooks	Heather Branham
Chief Financial Officer	908-393-9393
info@senesco.com

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	June 30,
	2014	2013
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$6,198,027	$1,602,294
Prepaid research supplies and expenses	1,199,871	1,919,220

Total Current Assets	7,397,898	3,521,514

Equipment, furniture and fixtures, net	2,992	4,555
Intangible assets, net	3,553,632	3,566,497
Security deposit	5,171	5,171

TOTAL ASSETS	$10,959,693	$7,097,737

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$324,936	$637,320
Accrued expenses	730,385	387,540
Line of credit	-	2,187,082

Total Current Liabilities	1,055,321	3,211,942

Other liabilities	99,728	99,728

TOTAL LIABILITIES	1,155,049	3,311,670

COMMITMENTS

STOCKHOLDERS' EQUITY:

Convertible preferred stock, $0.01 par value, authorized 5,000,000 shares
Series A 10,297 shares issued and 580 and 800 shares outstanding, respectively
(liquidation preference of $609,000 and $820,000
at March 31, 2014 and June 30, 2013, respectively)	6	8
Common stock, $0.01 par value, authorized 500,000,000 shares,
issued and outstanding 6,897,710 and 2,272,062, respectively	68,977	22,721
Capital in excess of par	92,631,972	78,189,173
Deficit accumulated during the development stage	(82,896,311)	(74,425,835)

Total Stockholders' Equity	9,804,644	3,786,067

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,959,693	$7,097,737

See Notes to Condensed Consolidated Financial Statements

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(unaudited)

					Cumulative
	Three Months Ended March 31,		Nine Months Ended March 31,		Amounts from
	2014	2013	2014	2013	Inception

Licensing Revenue	$-	$-	$100,000	$-	$1,890,000

Operating expenses:
General and administrative	1,253,730	551,424	3,135,963	1,993,112	37,250,264
Research and development	875,213	492,850	2,249,455	1,597,362	25,571,726
Write-off of patents abandoned	-	-	185,161	-	2,158,595

Total operating expenses	2,128,943	1,044,274	5,570,579	3,590,474	64,980,585

Loss from operations	(2,128,943)	(1,044,274)	(5,470,579)	(3,590,474)	(63,090,585)

Other non-operating income (expense)

Grant income	-	-	-	-	244,479

Change in fair value of warrant liability	-	227,539	-	271,831	8,701,721

Sale of state income tax loss – net	-	-	-	-	586,442

Other noncash (expense) income, net	-	-	-	-	205,390

Loss on settlement of warrant liabilities	-	-	-	(785,171)	(1,724,546)

Loss on extinguishment of debt	-	-	-	-	(361,877)

Amortization of debt discount and financing costs	-	-	-	-	(11,227,870)

Interest expense – convertible notes	-	-	-	-	(2,027,930)

Interest (expense) income - net	(17,811)	(19,848)	(80,146)	(88,108)	84,755

Net loss	(2,146,754)	(836,583)	(5,550,725)	(4,191,922)	(68,610,021)

Preferred dividends	(2,877,511)	(150,136)	(2,919,751)	(798,291)	(14,286,290)

Loss applicable to common shares	(5,024,265)	(986,719)	(8,470,476)	(4,990,213)	(82,896,311)

Other comprehensive loss	-	-	-	-	-

Comprehensive loss	$(5,024,265)	$(986,719)	$(8,470,476)	$(4,990,213)	$(82,896,311)

Basic and diluted net loss per common share	$(0.87)	$(0.68)	$(2.21)	$(4.06)

Basic and diluted weighted-average number
of common shares outstanding	5,806,353	1,446,420	3,838,200	1,228,644

See Notes to Condensed Consolidated Financial Statements